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                                                                    EXHIBIT 99.1
                                                                    ------------


                                  June 25, 2002



Prosperity Bancshares, Inc.
4295 San Felipe
Houston, Texas 77027

To the Board of Directors:

         I hereby consent to being named as a person about to become a director of Prosperity Bancshares, Inc. ("Prosperity"), in connection with the consummation of the merger (the "Merger") of Paradigm Bancorporation, Inc., a Texas corporation ("Paradigm"), with and into Prosperity pursuant to the Agreement and Plan of Reorganization, dated as of May 1, 2002, by and between Prosperity and Paradigm, in the Registration Statement on Form S-4 filed by Prosperity with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                              Sincerely,

                                              /s/ William H. Fagan, M.D.
                                              __________________________________
                                              William H. Fagan, M.D.